Exhibit 99
[Missing Graphic Reference] BUTLER NATIONAL CORPORATION
PRESS RELEASE FOR IMMEDIATE RELEASE	September 27, 2012

NIGC APPROVES EXTENSION OF BUTLER NATIONAL – STABLES CASINO MANAGEMENT AGREEMENT

Olathe, Kansas September 27, 2012 - Butler National Corporation (OTC Bulletin Board "BUKS") a recognized provider of professional management services in the gaming industry, announces that the National Indian Gaming Commission (NIGC) has approved a fourth five-year term of management agreement between the Modoc Tribe of Oklahoma and Butler National Service Corporation for The Stables casino.  The approval continues Butler National as manager of The Stables into 2018.  The Stables opened for business in September 1998.

The Indian Gaming Regulatory Act and the regulations of the NIGC require the NIGC Chairperson to approve changes to management contracts for all gaming operations on Indian lands. The change to the management contract extended the contract term.

The Stables casino is a Class III gaming establishment in Miami, Oklahoma owned by the Modoc Tribe. The Stables features Class III games permitted under the Compact with the State of Oklahoma and Bingo games permitted under the Indian Gaming Regulatory Act.  The Class III games include Las Vegas-style electronic games and table games.  The Stables draws many of its customers from the local communities in Arkansas, Kansas, Missouri and Oklahoma, tourists traveling Interstate 44, as well as tourists attending the Branson, Missouri attractions.

Clark Stewart, President and Chief Executive Officer of Butler National Corporation said, "We are extremely pleased to receive this contract extension. We have a great working relationship with the Modoc Tribe and the NIGC.  Northeast Oklahoma has become a tourist destination with the help of Indian gaming.  The benefits to the tribes and local community from gaming have been very positive.  The past fourteen years have been, and we fully expect will continue to be, a successful and profitable relationship for the Modoc Tribe and Butler.  We look forward to the challenges and growth opportunities that lie ahead with Indian Gaming.”

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements.  Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.  All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

Reign Strategy and Investment Group
Lou Albert Rodriguez
lou.albert@reigninvestment.com
www.reigninvestment.com

Jim Drewitz, Public Relations
jim@jdcreativeoptions.com
www.jdcreativeoptions.com

Butler National Corporation Investor Relations

Ph (914) 479-9060 Ph (830) 669-2466 Ph (913) 780-9595
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